UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2018

The Hershey Company

(Exact name of registrant as specified in its charter)

Delaware	001-183	23-0691590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

100 Crystal A Drive

Hershey, PA 17033

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (717) 534-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on December 17, 2017, The Hershey Company (“Hershey”), Alphabet Merger Sub Inc., a wholly owned subsidiary of Hershey (“Purchaser”), and Amplify Snack Brands, Inc. (“Amplify”) entered into an Agreement and Plan of Merger (the “Merger Agreement”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser commenced a cash tender offer (the “Offer”) to acquire all of the issued and outstanding shares of common stock, par value $0.0001 per share, of Amplify (the “Shares”) at a price per share equal to $12.00, net to seller in cash, without interest, subject to any withholding of taxes required by applicable law. At 12:00 midnight, New York City time, at the end of Tuesday, January 30, 2018, the Offer expired. American Stock Transfer & Trust Company, LLC, the depositary for the Offer, has advised Purchaser that, as of the expiration of the Offer, a total of approximately 71,970,009 Shares, representing approximately 95.1391% of Amplify’s currently outstanding Shares, were validly tendered and not withdrawn in the Offer, including 1,849,932 Shares tendered pursuant to guaranteed delivery procedures. As of the expiration of the Offer, the number of Shares validly tendered and not validly withdrawn pursuant to the Offer satisfied the minimum tender condition of the Offer, and all other conditions to the Offer were satisfied or waived. Immediately after the expiration of the Offer, Purchaser irrevocably accepted for payment, and will promptly pay for, all Shares validly tendered and not validly withdrawn prior to the expiration time of the Offer.

Following completion of the Offer on January 31, 2018, Hershey completed the acquisition of Amplify through the merger of Purchaser with and into Amplify (the “Merger”). Following the effective time of the Merger, the separate corporate existence of Purchaser ceased and Amplify became a wholly owned subsidiary of Hershey.

In connection with the closing of the Offer and the Merger, Hershey paid an aggregate consideration of approximately $908 million for the Shares, not including related transaction fees and expenses. Hershey funded these payments with available cash on hand.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to Hershey’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2017 and is incorporated herein by reference.

Item 8.01.	Other Items.

In connection with the closing of the Offer and the Merger, Hershey paid a total amount of approximately $607 million to pay in full all obligations (including principal, accrued and unpaid interest thereon, fees and expenses) owed by Amplify as of January 31, 2018 under the Credit Agreement, dated as of September 2, 2016, by and among Amplify, the lenders party thereto and Jefferies Finance LLC, as administrative agent, and the documents relating thereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 17, 2017, among The Hershey Company, Alphabet Merger Sub Inc. and Amplify Snack Brands, Inc. (incorporated by reference to Exhibit 2.1 to Hershey’s Current Report on Form 8-K filed December 18, 2017)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HERSHEY COMPANY

By:	/s/ Leslie M. Turner
Leslie M. Turner
Senior Vice President, General Counsel and Corporate Secretary

Dated: January 31, 2018